SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2006

Savient Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-15313	13-3033811

(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Tower Center, 14th Floor East Brunswick, New Jersey 08816

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 418-9300

Not applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2{b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     (a)      As previously announced, Savient Pharmaceuticals, Inc. (the “Company”) has received comments from the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “SEC Staff”) related to the Company’s accounting for negative goodwill in connection with the Company’s acquisition of Myelos Corporation in 2001. Following further evaluation of this issue, the Company has determined to restate its financial statements as of and for the year ended December 31, 2001 to reflect the elimination of the negative goodwill related to the acquisition as of the end of 2001.

     As a result of this determination, on January 6, 2006, the Company concluded that investors should not rely upon the financial statements as of and for the year ended December 31, 2001 contained in its Annual Report on Form 10-K for the year ended December 31, 2001, as amended. The Company's Audit Committee and management have discussed these matters with the Company's independent accountant.

     As previously announced, the Company is in the process of preparing restated financial statements for the fiscal years ended December 31, 2004, 2003 and 2002, and the quarter ended March 31, 2005, as well as its Quarterly Reports on Form 10-Q for the three month periods ended June 30, 2005 and September 30, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2006	SAVIENT PHARMACEUTICALS, INC.

	By:	/s/ Gina Gutzeit

Gina Gutzeit Interim Chief Financial Officer